UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2017

SUNSET ISLAND GROUP
(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation)

333-214643	47-3278534
(Commission File No.)	(IRS Employer Identification No.)

555 NORTH EL CAMINO REAL #A418 SAN CLEMENTE, CA 92672
(Address of principal executive offices) (zip code)

(424) 239-6230
(Registrant’s telephone number, including area code)

______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 7.01. Regulation FD Disclosure.

The Company has received questions regarding the Company’s operations. The Company felt it was appropriate to answer the questions through an 8-K instead of emailing the individuals directly.

Q1. Any ideas on how much additional space you'll be offered/allowed by the current landlord; 150k, 230k, 300k+ sq. ft?

Q2. What is the exact square footage that you occupy currently?

Q3. How do you explain to shareholders an S-1 Registration where shares can be bought for ten cents?

A. The answers to these three questions are closely linked. The company currently occupies approximately 22,000 square feet. The company has been offered up to 750,000 square feet by our existing landlord. For the first phase of expansion, we plan to lease a minimum of a combined 152,000 square feet, however the Company is still in discussions with the landlord about the entire 750,000 square feet. The Company has stated that it would be interested in the entire space only if we could access it in phases that matched our ability to distribute and sell the product. As far as the S-1 Registration is concerned, although the shares are set at a fixed price, the company is not obligated to sell all of the shares. If we did so, theoretically, $2,000,000 would be raised, but to expand to 750,000 square feet, that would require $8,000,000 to $10,000,000 in operating capital. Therefore, in order to maximize the use of the S-1, the initial investors who will be purchasing shares from the S-1 have agreed to invest additional capital in a designated class of preferred shares that will become a long term investment in the company with no voting rights, conversion rights and with restrictions. With that in mind, the number of shares that may be sold from the S-1 is yet to be determined. Regardless, the S-1 is in place for expansion only. How we manage that process is directly related to the square footage that will be secured as part of the expansion and the number of shares added to the outstanding.

Q4. Is the Company going to schedule another shareholder event?

A4. Yes, the Company has decided to hold an additional shareholder event on September 16, 2017. This is due to the overwhelming requests from shareholders. The Company will pick up those that have reserved a spot for the tour at 11:00am at the Courtyard by Marriott Salinas Monterey (located at 17225 El Rancho Way, Salinas, CA 93907) and drive them to the farm. On this visit to our current operations, we will also take the time to visit the proposed 750,000 square foot expansion facility which is all interconnected and all located on the same property.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sunset Island Group

Dated: August 23, 2017	By:	/s/ Valerie Baugher
	Name:	Valerie Baugher
	Title:	President

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